UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2017

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CytoSorbents Corporation (the “Company”) approved the following equity bonus awards and annual base salaries for its executive officers, as well as annual incentive awards as set forth below:

Name	Position	Fiscal Year 2017 Base Salary	Stock Options (5)(6)	Bonus Restricted Stock Units (5)(7)	Change in Control Restricted Stock Units (5)(8)
Phillip P. Chan, MD, PhD	President and Chief Executive Officer	$378,000 (1)	112,000	40,625	18,700
Vincent J. Capponi	Chief Operating Officer	$314,000 (2)	105,000	35,938	17,900
Kathleen P. Bloch	Chief Financial Officer	$275,000 (3)	89,000	32,813	15,700
Robert H. Bartlett, MD	Chief Medical Officer	-(4)	20,000	-	-

(1)	Represents approximately an 8% increase in annual base salary; effective as of January 1, 2017.

(2)	Represents approximately a 7.9% increase in annual base salary; effective as of January 1, 2017.

(3)	Represents approximately a 7.8% increase in annual base salary; effective as of January 1, 2017.

(4)	Dr. Bartlett is paid consulting fees of $54,000 annually for his services to the Company. His compensation remains unchanged from 2016.

(5)	Grant date was February 24, 2017.

(6)	These stock option awards are subject to stockholder approval at the Company’s 2017 Annual Meeting of Stockholders. The vesting of these stock options is based upon the achievement of the following performance milestones, to be determined in the sole discretion of the Board:

•	30% vest upon achieving 2017 budgeted revenues and not exceeding budgeted operating expenses, based upon metrics as determined by the Board.

•	30% vest upon achievement of multiple clinical trial and data objectives in calendar year 2017, as determined by the Board.

•	25% vest upon meeting financing goals for calendar year 2017, as determined by the Board.

•	15% vest upon achievement of one or more new or expanded major strategic partnerships in calendar year 2017, as determined by the Board.

(7)	Restricted stock unit awards granted in recognition of 2016 performance. Vesting as to one-third of these restricted stock units shall occur on each of the date of grant, the first anniversary of the date of grant, and the second anniversary of the date of grant, subject to the grantee’s continued service as of the applicable vesting date, and will be settled into common stock of the Company, $0.001 par value per share (the “Common Stock”).

(8)	These restricted stock unit awards are subject to stockholder approval at the Company’s 2017 Annual Meeting of Stockholders. These restricted stock units will be settled into Common Stock upon vesting upon a “Change In Control” of the Company, as defined in the CytoSorbents Corporation 2014 Long-Term Incentive Plan. To the extent a “Change In Control” occurs prior to such stockholder approval, these restricted stock awards shall not be considered outstanding unless approved at the time of such “Change In Control.”

The adjustments to base salary and bonus restricted stock unit awards described above were made in connection with each such executive officer’s annual performance review. The stock options and restricted stock units were awarded in the discretion of the Compensation Committee under the Company’s 2014 Long-Term Incentive Plan (the “Plan”). Each option and restricted stock unit have a 10-year term and each option has a strike price of $5.60, the closing price of the Company’s Common Stock as reported on the NASDAQ Capital Market on the date of the grant.

The authorized Common Stock available for grant under the Plan is currently insufficient to make all of the Company’s 2017 annual grants to its directors, officers and employees. The Company anticipates amending the Plan, subject to stockholder approval at the Company’s 2017 Annual Meeting of Stockholders, to increase the number of shares of Common Stock authorized for issuance thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2017	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer